Calculation of Filing Fee Tables
S-8
ROYAL GOLD INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value	457(a)	350,000	$ 178.41	$ 62,443,500.00	0.0001531	$ 9,560.10
Total Offering Amounts:						$ 62,443,500.00		$ 9,560.10
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,560.10
Offering Note
[1]	Proposed maximum offering price per unit estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on Nasdaq on May 30, 2025. This registration statement covers an aggregate of 350,000 shares of Common Stock available for issuance under the Royal Gold, Inc. 2025 Incentive Plan. This registration statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends, or similar transactions as permitted by Rule 416 under the Securities Act.